SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    May 21, 2003

THE OHIO ART COMPANY

(Exact name of registrant as specified in its charter)

OHIO	34-4319140
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

PO BOX 111, BRYAN, OHIO 43506
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Registrant’s telephone number, including area code (419) 636-3141

Item 5.    Other Events and Regulation FD Disclosure

On May 21, 2003, the Registrant entered into a loan agreement with Key Bank.  A copy of the Commercial Security Agreement between The Ohio Art Company and Key Bank dated May 21, 2003 is attached as Exhibit 10(g) to this Form 8-K and incorporated herein by reference.

Item 7.            Financial Statements and Exhibits

(c)	Exhibits

	10(g)	Commercial Security Agreement between The Ohio Art Company and Key Bank dated May 21, 2003 and related Promissory Note.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE OHIO ART COMPANY

DATE: June 25, 2003	BY:	/S/ WILLIAM C. KILLGALLON
WILLIAM C. KILLGALLON
CHAIRMAN OF THE BOARD AND PRINCIPAL EXECUTIVE OFFICER